Exhibit 99.1

For Immediate Release
Media Contact:	Investor Contact:
Eric Boomhower	John Winn
(803) 217-7701	(803) 217-9240
eboomhower@scana.com	jwinn@scana.com

SCANA Reports Financial Results for Third Quarter and Year-To-Date 2006,
Lowers 2006 Earnings Guidance, Provides Preliminary 2007 Guidance

Columbia, SC, October 27, 2006...SCANA Corporation (NYSE: SCG) today announced financial results for the three and nine months ended September 30, 2006, and lowered its previous guidance for 2006 earnings.

For the nine months ended September 30, 2006, SCANA’s reported (GAAP) earnings were $244 million, or $2.11 per share, compared to $246 million, or $2.16 per share, for the same period in 2005. Excluding the items listed in the table below, GAAP-adjusted net earnings from operations for the first nine months of 2006 were $234 million, or $2.02 per share, compared to $242 million, or $2.13 per share, for the same period last year.

“The 11 cents per share decline in year- to- date GAAP- adjusted net earnings per share from operations reflects a combination of factors,” said Jimmy Addison, senior vice president and chief financial officer. “Our electric sales margin was negatively impacted by milder weather in the first and third quarters, which had a dampening effect on sales of electricity to our residential customers, and by lower sales to wholesale and industrial customers. These factors offset most of the favorable impact of customer growth. Industrial sales through September of this year were down 5.6 percent compared to the same period last year, primarily reflecting the closure of two large textile plants earlier in the year and reduced demand by several other industrial customers. Wholesale, or off-system sales, were down 5.2 percent through September of this year compared to last year due to less favorable market conditions in the region. In our natural gas businesses, sales margins were down through September due to milder weather in the first quarter of the year, as well as continued customer conservation in response to the rise in natural gas commodity costs following Hurricanes Katrina and Rita last year.”

Addison added that SCANA’s year-to-date earnings were also lowered by higher depreciation expense and reduced royalties related to the operation of a non-affiliated synthetic fuel production facility by the Company’s Primesouth subsidiary. “We also were impacted by dilution related to the issuance of new shares of common stock through our stock plans.”

“While we are disappointed with these results, the fundamentals of our businesses remain strong,” said Addison. “We continue to target a 4-6 percent average annual growth in earnings over the long- term.”

For the three months ended September 30, 2006, SCANA’s reported (GAAP) earnings were $89 million, or 76 cents per share, compared to $100 million, or 88 cents per share for the same period in 2005.

“The 12 cents per share decline in third quarter earnings was due to lower margins on sales of electricity, higher expenses and share dilution,” said Addison. “ The decline in the electric margin reflects a 3.8 percent decrease in total kilowatt-hour sales of electricity due to milder weather and reduced industrial and off-system sales, which more than offset the favorable impact of residential and commercial customer growth. In addition, third quarter earnings were negatively impacted by increases in operating and maintenance expenses, depreciation expense, property taxes and share dilution.”

SCANA’s reported earnings are prepared in accordance with Generally Accepted Accounting Principles (GAAP). SCANA’s management believes that, in addition to reported earnings under GAAP, the GAAP-adjusted net earnings from operations provide a meaningful representation of the Company’s fundamental earnings power and can aid in performing period-over-period financial analysis and comparison with peer group data. In management’s opinion, GAAP-adjusted net earnings from operations is a useful indicator of the financial results of the Company’s primary businesses. This measure is also a basis for management’s provision of earnings guidance and growth projections, and it is used by management in making resource allocation and other budgetary and operational decisions. This non-GAAP performance measure is not intended to replace the GAAP measure of net earnings, but is offered as a supplement to it. A reconciliation of reported (GAAP) earnings per share to GAAP-adjusted net earnings per share from operations for the three months and nine months ended September 30, 2006 and 2005 is provided in the following table:

	3 Months Ended September 30,		9 Months Ended September 30,
	2006	2005	2006	2005
Reported (GAAP) Earnings per Share	$.76	$.88	$2.11	$2.16
Deduct:
Gain on Sale of Telecommunications Investment	--	--	--	(.03)
Reduction of Accrual Related to Propane Litigation Settlement	--	--	(.04)	--
Cumulative Effect of Accounting Change, re: SFAS 123(R)	--	--	(.05)	--

GAAP-Adjusted Net Earnings per Share From Operations	$.76	$.88	$2.02	$2.13

THIRD QUARTER RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

Reported earnings in the third quarter of 2006 at South Carolina Electric & Gas Company (SCE&G) were $93 million, or 81 cents per share, compared to $106 million, or 93 cents per share, in the same quarter of 2005. The decrease was due primarily to the lower electric margin, higher expenses and share dilution. At September 30, 2006, SCE&G was serving approximately 620,000 electric customers and approximately 291,000 natural gas customers, up 2.4 percent and 2.8 percent, respectively, over the past year.

PSNC Energy

PSNC Energy, the Company’s North Carolina-based retail natural gas distribution subsidiary, reported a seasonal loss of $6 million, or 6 cents per share, in the third quarter of 2006, unchanged compared to the third quarter of 2005. At September 30, 2006, PSNC Energy was serving approximately 424,000 customers, an increase of 4.3 percent over the last twelve months.

South Carolina Pipeline Corporation

South Carolina Pipeline, SCANA’s intrastate natural gas transmission subsidiary, reported third quarter 2006 earnings of $3 million compared to earnings of $2 million in the same quarter last year. Higher transportation revenues were partially offset by lower margins on competitive sales of natural gas to industrial customers.

SCANA Energy - Georgia

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported a seasonal loss of $3 million in the third quarter of 2006, unchanged compared to the same quarter in 2005. A slightly improved sales margin was offset by higher operating and customer service expenses. At September 30, 2006, SCANA Energy was serving more than 450,000 customers, maintaining the company’s position as the second largest natural gas marketer in Georgia with about a 30 percent market share.

Corporate and Other

SCANA’s corporate and other businesses, which include Primesouth, SCANA Communications, ServiceCare, SCANA Energy Marketing, SCG Pipeline, SCANA Services and the holding company, reported combined earnings of $2 million in the third quarter of 2006, unchanged compared to the same quarter last year.

NEW NATURAL GAS TRANSMISSION COMPANY TO BEGIN OPERATIONS NOVEMBER 1, 2006

SCANA’s two natural gas transmission companies - SCG Pipeline and South Carolina Pipeline - will begin operating as one company - Carolina Gas Transmission Corporation (CGT) - effective November 1, 2006. CGT will operate as a Federally-regulated, transportation-only natural gas transmission company. Although the combination of these two companies, which was approved by the Federal Energy Regulatory Commission in July 2006, is not expected to significantly impact overall earnings, it is expected to help stabilize segment earnings, allow for more coordinated management and strategic planning functions and broaden opportunities for future earnings growth. It will also provide South Carolina Pipeline’s largest natural gas customers with more flexibility and control over their purchasing and supply strategies.

ADJUSTMENTS TO RETAIL NATURAL GAS RATES APPROVED IN SOUTH CAROLINA AND NORTH CAROLINA

On September 27, 2006 the Public Service Commission of South Carolina (SCPSC) issued an order approving an increase in SCE&G’s annual natural gas base revenues of $17.4 million, effective November 1, 2006. This action was the result of a review by the South Carolina Office of Regulatory Staff (ORS) of SCE&G’s quarterly rate of return report for gas distribution operations for the 12-month period ended March 31, 2006, as mandated by the South Carolina Natural Gas Rate Stabilization Act (RSA). The approved rate increase will permit SCE&G the opportunity to earn a return on common equity of 10.25 percent as established in its last general retail natural gas rate case proceeding in 2005. The RSA statute,which was passed in 2005, provides for rate adjustments, either upward or downward, on an annual basis to reflect ongoing changes in investments, revenues and expenses associated with maintaining and expanding the company’s natural gas service infrastructure.

On October 25, 2006, the SCPSC approved a reduction in the cost of gas component of SCE&G’s retail natural gas rates, effective for bills rendered on and after November 1, 2006. That action was the result of a settlement agreement filed October 12, 2006 by SCE&G, the ORS and the South Carolina Energy Users Committee and was related to the annual review of SCE&G’s Purchased Gas Adjustment (PGA) and gas purchasing policies for the period November 1, 2005 to October 31, 2006. The annual PGA review allows SCE&G to pass through to customers increases or decreases in the wholesale cost of natural gas. SCE&G does not earn a profit on that portion of its rates. The rate reduction is primarily the result of the recent decline in wholesale prices for natural gas, which had risen dramatically following Hurricanes Katrina and Rita in the fall of 2005. The approved settlement agreement also provides, among other things, that SCE&G be authorized to adjust its cost of gas on a monthly, rather than an annual, basis beginning in December 2006.

On October 24, 2006, the North Carolina Utilities Commission approved an increase in PSNC Energy’s annual natural gas margin revenues of approximately $15.2 million, or 2.6 percent. That increase was offset by a $9.2 million reduction in fixed gas costs, resulting in an overall increase to customers of approximately $6 million, or one percent. This rate increase, which will go into effect on November 1, 2006, represents the first increase in PSNC’s base rates since 1998.

2006 EARNINGS OUTLOOK

Due to the impact on SCANA’s year-to-date financial results of the decline in sales of electricity to industrial and wholesale customers, reduced royalties at Primesouth and the continuing effects of customer conservation efforts, particularly in the Company’s retail natural gas distribution businesses, the Company is lowering its guidance for 2006 GAAP-adjusted net earnings per share from operations to $2.62 - $2.77 per share, down from the previous guidance of $2.80 to $2.95 per share. Taking into consideration the gain of 5 cents per share from an accounting change in the first quarter and the gain of 4 cents per share related to the settlement of propane litigation in the second quarter, the Company anticipates that 2006 earnings on a GAAP basis will be 9 cents per share higher than the GAAP-adjusted net earnings per share from operations. This revised 2006 guidance assumes normal weather in the Company’s electric and natural gas service areas during the remainder of the year and excludes any potential impact from changes in accounting principles and certain gains or losses from investing activities, litigation, and sales of assets.

PRELIMINARY 2007 EARNINGS GUIDANCE

For 2007, the Company’s preliminary estimate is that earnings will be in the range of $2.70 to $2.85 per share, reflecting several of the continuing pressures previously noted for the 2006 revised guidance. This estimate, if confirmed, would likely require the Company to seek regulatory relief for its electric operations during 2007. This guidance assumes normal weather in the Company’s electric and natural gas service areas and excludes any potential impact from changes in accounting principles and gains or losses from certain investing activities, litigation, and sales of assets. Other factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement. The Company continues to target an average annual earnings growth rate of 4 to 6 percent over the next 3-5 years.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 10:00 a.m. Eastern Time today. The call-in numbers for the conference call are 1-866-356-4279 (US/Canada) and 1-617-597-5394 (International). The event code is 90641922. Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through November 10, 2006. To access the telephone replay, call 1-888-286-8010 (US/Canada) or 1-617-801-6888 (International) and enter the event code 82144064.

All interested persons, including investors, media and the general public, may listen to a live web cast of the conference call at the Company’s web site at www.scana.com. Participants should go to the web site at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the web cast will also be available on the Company’s web site approximately 2 hours after conclusion of the call through November 10, 2006.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Columbia, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. Information about SCANA and its businesses is available on the Company’s web site at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) that the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment, (2) regulatory actions or changes in the utility and non-utility regulatory environment, (3) current and future litigation, (4) changes in the economy, especially in areas served by the Company's subsidiaries, (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets, (6) growth opportunities for the Company's regulated and diversified subsidiaries, (7) the results of financing efforts, (8) changes in accounting principles, (9) weather conditions, especially in areas served by the Company's subsidiaries, (10) performance of the Company's pension plan assets, (11) inflation, (12) changes in environmental regulations, (13) volatility in commodity natural gas markets and (14) the other risks and uncertainties described from time to time in the Company's periodic reports filed with the United States Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements.

# # #

FINANCIAL AND OPERATING INFORMATION
Condensed Consolidated Statements of Income (Millions, except per share amounts) (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
Operating Revenues:	2006	2005	2006	2005
Electric	$584	$619	$1,444	$1,475
Gas-Regulated	185	194	914	874
Gas-Nonregulated	293	318	1,037	942
Total Operating Revenues	1,062	1,131	3,395	3,291

Operating Expenses:
Fuel Used in Electric Generation	200	217	464	482
Purchased Power	7	15	19	36
Gas Purchased for Resale-Regulated	128	145	666	643
Gas Purchased for Resale - Nonregulated	282	302	958	841
Other Operation and Maintenance	153	149	460	460
Depreciation and Amortization (1)	98	89	251	423
Other Taxes	38	35	114	114
Total Operating Expenses (1)	906	952	2,932	2,999

Operating Income (1)	156	179	463	292

Other Income, Net (1)	16	13	44	47

Interest charges, Net	(52)	(52)	(159)	(160)
Income Tax (Expense) Benefit (1)	(25)	(36)	(93)	141
Losses from Equity Method Investments (1)	(4)	(2)	(11)	(68)
Preferred Stock Cash Dividends of SCE&G	(2)	(2)	(6)	(6)

Cumulative Effect of Accounting Change	--	--	6	--

Net Income (1)	$89	$100	$244	$246

Common Stock Data:
Wgt. Avg. Common Shares Outstanding	116.1	114.1	115.5	113.6
Basic & Diluted Earnings Per Share	$.76	$.88	$2.11	$2.16

Note (1): In January 2005, the South Carolina Public Service Commission approved an accounting methodology which allows the Company to recover the cost of the Lake Murray back-up dam project through the application of net synthetic fuel tax credits generated from its synthetic fuel partnerships. Under this methodology, beginning January 1, 2005, the Company recognized its accumulated synthetic fuel tax credits to offset an equal amount of accelerated depreciation on the dam project, net of partnership losses and income tax benefits. Recognition of accelerated depreciation related to the back-up dam costs will continue quarterly to the extent net synthetic fuel tax credits are available. While these entries result in a reduction in operating income, there is no impact on net income. The Company is allowed to record non-cash carrying costs on the un-recovered investment. The impact of these entries in the Income Statement and Balance Sheet is shown in the tables below:

Income Statement Impact (millions) :	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Synthetic fuel tax credits recognized	$17	$13	$24	$168

Partnership losses recognized	(6)	(4)	(15)	(71)
Tax benefit of depreciation and partnership losses	11	8	14	104
Accelerated depreciation recognized	(22)	(17)	(23)	(201)
Impact to Net Income	$0	$0	$0	$0

Carrying costs recognized	$1	$3	$5	$8

Balance Sheet Impact (millions):
September 30,
2006
Dam costs incurred, including
Allowance for Funds Used During Construction
and Carrying Costs	$309

Accelerated depreciation recognized	237

Unrecovered Dam Costs	$72

Condensed Consolidated Balance Sheets (Millions) (Unaudited)
	September 30,	December 31,
	2006	2005
ASSETS:
Utility Plant, Net	$6,948	$6,744
Other Property and Investments	267	247
Current Assets	1,099	1,417
Regulatory Assets and Deferred Debits	1,117	1,121
Total Assets	$9,431	$9,529

CAPITALIZATION AND LIABILITIES
Capitalization:
Common Equity	$2,820	$2,677
Preferred Stock	114	114
Long-term Debt, Net	3,075	2,948
Total Capitalization	6,009	5,739
Current Liabilities:
Short-Term Borrowings	304	427
Current Portion of Long-Term Debt	44	188
Other Current Liabilities	683	885
Total Current Liabilities	1,031	1,500
Regulatory Liabilities and Deferred Credits	2,391	2,290
Total Capitalization and Liabilities	$9,431	$9,529

Reported Earnings (Loss) per Share by Company (GAAP Basis): (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
SC Electric & Gas	$.81	$.93	$1.68	$1.73
PSNC Energy	(.06)	(.06)	.11	.14
SC Pipeline	.02	.02	.09	.07
SCANA Energy-Georgia	(.02)	(.03)	.19	.18
Corporate and Other	.01	.02	.04	.04
Basic and Diluted Reported (GAAP) Earnings per Share	$.76	$.88	$2.11	$2.16

GAAP-Adjusted Net Earnings (Loss) per Share From Operations by Company: (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
SC Electric & Gas	$.81	$.93	$1.65 (2)	$1.73
PSNC Energy	(.06)	(.06)	.10 (2)	.14
SC Pipeline	.02	.02	.09	.07
SCANA Energy-Georgia	(.02)	(.03)	.18 (2)	.18
Corporate and Other	.01	.02	.00(3)	.01(4)
Basic and Diluted GAAP-Adjusted Net Earnings from Operations per Share	$.76	$.88	$2.02	$2.13

Note (2): Excludes impact of accounting change
Note (3): Excludes impact of litigation settlement
Note (4): Excludes impact of sale of investment

Variances in Reported (GAAP) Earnings per Share (5): (Unaudited)
Three Months Ended September 30,		Nine Months Ended September 30,
2005 Basic and Diluted Reported (GAAP) Earnings Per Share	$.88	$2.16

Variances:
Electric Margin	(.05)	.02
Natural Gas Margin	.01	(.02)
O&M Expense	(.02)	--
Depreciation Expense	(.03)	(.03)
Property Taxes	(.02)	--
Additional Shares Outstanding (Dilution)	(.02)	(.04)
Other	.01	(.04)
Variance in GAAP-Adjusted Net Earnings per Share From Operations	(.12)	(.11)
Cumulative Effect of Accounting Change, re: SFAS 123 (R)	--	.05
Reduction of Accrual Related to Propane Litigation Settlement	--	.04
Gain on Sale of Telecommunications Investment	--	(.03)
Variance in Reported (GAAP) Earnings per Share	(.12)	(.05)

2006 Basic and Diluted Reported (GAAP) Earnings Per Share	$.76	$2.11

Note (5): This variance analysis reflects earnings per share (EPS) components on an after-tax basis, with income tax benefits applied as per the January 6, 2005 electric rate order. See Note (1) to the Condensed Consolidated Statements of Income.

Consolidated Operating Statistics
	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	% Change	2006	2005	% Change

Electric Operations:

Sales (Million KWH):
Residential	2,405	2,389	0.7	5,895	5,821	1.3
Commercial	2,172	2,142	1.4	5,599	5,436	3.0
I ndustrial	1,616	1,729	(6.5)	4,700	4,978	(5.6)
Other	154	152	1.3	406	400	1.5
Total Retail Sales	6,347	6,412	(1.0)	16,600	16,635	(0.2)
Wholesale	837	1,056	(20.7)	2,486	2,622	(5.2)
Total Sales	7,184	7,468	(3.8)	19,086	19,257	(0.9)

Customers (Period-End, Thousands)				620	606	2.3

Natural Gas Operations:
Sales (Thousand Dekatherms):
Residential	4,321	4,421	(2.3)	38,447	44,707	(14.0)
Commercial	5,732	5,282	8.5	25,637	26,709	(4.0)
Industrial	43,730	36,711	19.1	106,483	98,136	8.5
Total Retail Sales	53,783	46,414	15.9	170,567	169,552	0.6
Sales for Resale	3,270	3,944	(17.1)	10,500	12,506	(16.0)
Transportation Volumes	22,971	19,002	20.9	53,548	54,622	(2.0)
Total Sales	80,024	69,360	15.4	234,615	236,680	(0.9)

Customers (Period-End, Thousands)				1,172	1,148	2.1

Weather Data - Electric Service Territory:
Three Months Ended September 30,				Nine Months Ended September 30,
	Actual	Percent Change		Actual	Percent Change
	2006	vs 2005	vs Normal	2006	vs 2005	vs Normal
Heating Degree Days	3	--	(51.0)	1,222	(8.7)	(3.0)
Cooling Degree Days	1,376	(9.3)	0.1	2,170	1.5	(0.2)

Security Credit Ratings (as of 10/27/06):
	Standard & Poor’s	Moody’s	Fitch
SCANA Corporation:
Corporate / Issuer Rating	A-	A3	-
Senior Unsecured	BBB+	A3	A-
Outlook	Stable	Stable	Stable

South Carolina Electric & Gas Company:
Corporate / Issuer Rating	A-	A2	-
Senior Secured	A-	A1	A+
Senior Unsecured	BBB+	A2	A
Commercial Paper	A-2	P-1	F1
Outlook	Stable	Stable	Stable

PSNC Energy:
Senior Unsecured	A-	A2	A
Commercial Paper	A-2	P-1	F1
Outlook	Stable	Stable	Stable